FOR IMMEDIATE RELEASE

May 6, 2026

Scilex Holding Company Announces Its Subsidiaries, ACEA Therapeutics, Inc. and ACEA Pharma, Inc., Entered into a Definitive Agreement with Phoenix Asia Holdings Limited

PALO ALTO, CALIFORNIA – May 6, 2026 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing, and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced that its indirect subsidiary, ACEA Therapeutics, Inc, an exempted company incorporated with limited liability in the Cayman Islands (“ACEA Thera”), ACEA Pharma, Inc., an exempted company incorporated with limited liability in the Cayman Islands and wholly owned subsidiary of ACEA Thera (“ACEA Pharma”), and Phoenix Asia Holdings Limited, a company organized under the laws of the Cayman Islands (“Phoenix”) (Nasdaq: PHOE), entered into a stock acquisition agreement pursuant to which ACEA Thera agreed to transfer and sell, and Phoenix agreed to purchase, 100% of the issued and outstanding equity interests of ACEA Pharma in exchange for the delivery to ACEA Thera of 100,000,000 newly-issued ordinary shares at $10.00 per share, par value $0.00001 per share, of Phoenix (the “Acquisition”), the value of which was as agreed by the parties to be $1,000,000,000.

Upon the closing of the Acquisition, Phoenix will be renamed ACEA Pharma, Inc. (the “Go-Forward Company”), and its common stock is expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”). The boards of directors of ACEA Thera, ACEA Pharma and Phoenix have unanimously approved the proposed transaction. The closing of the Acquisition, which is expected to occur by the end of the second quarter of 2026, is subject to certain customary closing conditions, including applicable regulatory and stock exchange approval. Upon closing of the Acquisition, ACEA Thera anticipates that it will own approximately 82% of the Go-Forward Company.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Page | 1

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur Pharmaceuticals, Inc. (“Semnur”) (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About ACEA Therapeutics, Inc.

ACEA Therapeutics is a clinical stage pharmaceutical company with a diverse product portfolio to address unmet medical needs in cancer, autoimmune disease, and Covid-19. Alongside a robust R&D and clinical organization, ACEA has established drug manufacturing and commercial capabilities in China to support our long-term growth. This infrastructure provides us with greater control over our supply chain for timely delivery of highest quality products to patients.

About Phoenix Asia Holdings Limited

Phoenix Asia Holdings Limited is a company organized under the laws of the Cayman Islands. Phoenix Asia Holdings Limited operates as a holding company. Phoenix Asia Holdings Limited operates its business primarily through its indirectly wholly-owned operating subsidiary, Winfield Engineering (Hong Kong) Limited. Phoenix Asia Holdings Limited mainly engages in substructure works, such as site formation, ground investigation and foundation works, in Hong Kong.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that

Page | 2

convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These forward-looking statements include, but are not limited to, statements regarding future events, statements regarding the proposed Acquisition, including the potential listing of the combined company on Nasdaq, the ability of the parties to successfully consummate the proposed Acquisition, and the timing of the closing of the proposed Acquisition. These statements are based on management’s current expectations and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s business. These risks and uncertainties include, but are not limited to, the inability of the parties to consummate the proposed Acquisition for any reason, including any failure to satisfy or waive any closing conditions; changes in the structure, timing and completion of the proposed Acquisition; the combined company’s ability to gain approval to list its securities on Nasdaq upon closing of the proposed Acquisition; the ability of the parties to achieve the benefits of the proposed Acquisition, including future financial and operating results of the combined company; risks related to the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed Acquisition; general economic, political and business conditions; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media
Scilex Holding Company

Page | 3

960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

# # #

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2026 Scilex Holding Company All Rights Reserved.

Page | 4